Exhibit 4.1

Ralcorp Holdings, Inc.,

the Guarantors that are party hereto

and

Deutsche Bank Trust Company Americas

as Trustee

----------

Senior Secured Indenture

Dated as of August 14, 2009

TABLE OF CONTENTS

i

SENIOR SECURED INDENTURE dated as of August 14, 2009, among Ralcorp Holdings, Inc., a Missouri corporation (hereinafter called the “Company”), having its principal executive office at 800 Market Street, Suite 2900, St. Louis, MO 63101, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, a New York banking corporation (hereinafter called the “Trustee”), having its principal corporate trust office at 60 Wall Street, New York, New York 10005.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured debentures, notes, bonds or other evidences of indebtedness (herein generally called the “Debt Securities”), to be issued in one or more series, as in this Indenture provided.

The initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Debt Securities and of certain of the Company’s obligations.

All things necessary have been done to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities or of Debt Securities of any series, as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)       the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)       all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles or as provided with respect to any series of Debt Securities, and, except as otherwise herein provided or as provided with respect to any series of Debt Securities, the term “generally accepted accounting principles” or “GAAP”, with respect to any computation required or permitted hereunder with respect to any series of Debt Securities, shall mean generally accepted accounting principles as are set forth in the statements and pronouncements of the Financial Accounting Standards Board and in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as have been approved by a significant segment of the accounting profession or which have other substantial authoritative support in the United States and are applicable in the circumstances, in each case, as applied on a consistent basis, which are in effect as of the issuance date of such series of Debt Securities; and

(4)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article III or Article VI, are defined in those respective Articles.

“Act” when used with respect to any Holder, has the meaning specified in Section 8.1.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Authenticating Agent” has the meaning specified in Section 6.14.

“Board of Directors” means either the board of directors of the Company or any Guarantor, as applicable, or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of the Company or any Guarantor to whom that board or committee shall have delegated its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Debt Securities and the forms and terms thereof) such action may be taken by any committee, officer or employee of the Company or any Guarantor, as applicable, authorized to take such action by a Board Resolution.

“Business Day” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Debt Securities means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in that Place of Payment or other location are authorized or obligated by law or regulation to close, except as otherwise specified pursuant to Section 3.1.

“Closing Price” of the Common Stock for any Trading Day means (i) if the Common Stock is then listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on such Trading Day on the principal securities exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed or admitted for trading as described in clause (i), the last reported sale price of the Common Stock on such Trading Day in the NASDAQ National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not listed or quoted as described in clause (i) or (ii), the mean between the high bid and low asked quotations on such Trading Day for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any Trading Day or the average of such last reported sale prices for any period shall be the fair market value of the Common Stock as determined by a member firm of the New York Stock Exchange selected by the Company.

“Co-Collateral Agent” has the meaning set forth in Section 18.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all collateral of whatsoever nature purported to be subject to the Pledge Agreement.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Security Agreements, together with its successors in such capacity.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Stock” means the class of Common Stock, par value $.01 per share, of the Company authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of stock of the Company which do not have any priority as to the payment of dividends or upon liquidation over any other class of stock.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. The officers signing a Company Request or Company Order may be the same Person.

“Conversion Agent” means any Person authorized by the Company to receive Debt Securities to be converted into Common Stock on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Debt Securities on its behalf. The Company may at any time from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Debt Securities issued under this Indenture.

“Conversion Price” means, with respect to any series of Debt Securities which are convertible into Common Stock, the price per share of Common Stock at which the Debt Securities of such series are so convertible pursuant to Section 3.1 with respect to such series, as the same may be adjusted from time to time in accordance with Section 16.3.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this instrument is located at: Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005, Attention: Trust and Securities Services, with a copy to Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, 25 DeForest Avenue, Mail Stop: SUM0100105, Summit, New Jersey 07901.

“Corporation” means corporations, associations, limited liability companies, limited partnerships, business trusts and other legal entities.

“Credit Agreement” means that certain $400,000,000 Credit Agreement dated as of July 18, 2008 among the Company, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank, Suntrust Bank, as syndication agent, Bank of America, N.A., and Deutsche Bank AG New York Branch, as documentation agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wachovia Bank, National Association and Wells Fargo Bank, N.A., as managing agents, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, annexes, exhibits or schedules to any of the foregoing), and in each case as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents, arrangers and lenders or other agents, arrangers and lenders or otherwise, whether provided under the original credit agreement or other credit facilities or otherwise, whether for a greater or lesser principal amount, whether with greater or lesser interest and fees and whether or not including collateral or guarantors).

“Current Market Price” on any date means the average of the daily Closing Prices per share of Common Stock for any thirty (30) consecutive Trading Days selected by the Company prior to the date in question, which thirty (30) consecutive Trading Day period shall not commence more than forty-five (45) Trading Days prior to the day in question; provided that with respect to Section 16.3(3), the “Current Market Price” of the Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date of the distribution referred to in Section 16.3(3) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities (including any Global Notes) authenticated and delivered under this Indenture.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated as such by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any series shall mean the Depositary with respect to the Debt Securities of that series.

“Discharged” has the meaning specified in Section 15.2.

“Discount Security” means any Debt Security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Code (or any successor provision) and the regulations thereunder.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system, or any successor system established by the Commission for the dissemination of data to investors.

“Event of Default” has the meaning specified in Section 5.1.

“Floating Rate Security” means a Debt Security which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 3.1.

“Global Note” means a Debt Security evidencing all or part of a series of Debt Securities.

“Guarantee” has the meaning specified in Section 17.2.

“Guarantor” has the meaning specified in Section 3.1.

“Holder” means the Person in whose name a Debt Security is registered in the Security Register.

“Indenture” means this instrument as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities as established pursuant to Section 3.1.

“Interest” or “interest,” (i) when used with respect to a Discount Security which by its terms bears interest only from a certain date, means interest payable after such date and (ii) when used in respect of Debt Securities of a series subject to Article XIX means, unless the context otherwise requires, interest and Additional Interest, if any (as defined in Article XIX).

“Interest Payment Date” with respect to any Debt Security means the Stated Maturity of an installment of interest on such Debt Security.

“Maturity” when used with respect to any Debt Security means the date on which the principal of such a Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or repurchase at the option of the Holder thereof or otherwise.

“Notice of Default” has the meaning specified in Section 5.1(4).

“Obligations” has the meaning set forth in Section 18.2.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, a Senior Vice President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. The officers signing an Officers’ Certificate may be the same Person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company) and who shall be reasonably satisfactory to the Trustee, provided that the General Counsel or other legal officer of the Company shall never be deemed unacceptable to the Trustee, which is delivered to the Trustee, which opinion may be subject to standard qualifications and exceptions.

“Outstanding” when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

(i)        Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)       Debt Securities for whose redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided, however, that if such Debt Securities are to be redeemed prior to their Stated Maturity, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)      Debt Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Debt Securities Outstanding have performed any Act hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided that, in connection with any offer by the Company or any obligor to purchase Debt Securities, Debt Securities tendered by a Holder shall be deemed to be Outstanding until the date of purchase), except that, (i) in determining whether the Trustee shall be protected in conclusively relying upon any such Act, only Debt Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded and (ii) the foregoing shall not apply at any time when all of the Outstanding Debt Securities are owned by the Company, the Trustee and/or any such Affiliate. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, the principal amount of a Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Overdue Rate” when used with respect to any series of Debt Securities means the rate designated as such in that series of Debt Securities or pursuant to the Board

Resolution or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 3.1.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” when used with respect to the Debt Securities of any series means the place or places where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified pursuant to Section 3.1.

“Pledge Agreement” means (a) the Pledge Agreement dated as of July 18, 2008 made by the Company and the other pledgors party thereto in favor of JPMorgan Chase Bank, N.A., as collateral agent, and (b) any other pledge or security agreement entered into by the Company or a Subsidiary in favor of the Trustee for the benefit of the Holders of Debt Securities of the applicable series, in each case as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.6 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.

“Preferred Stock” means any shares of capital stock issued by the Company that are entitled to a preference or priority over Common Stock upon any distribution of the Company’s assets, whether by dividend or upon liquidation.

“Redemption Date” means the date fixed for redemption of any Debt Security pursuant to this Indenture which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.1, shall be an Interest Payment Date only.

“Redemption Price” means, unless otherwise specified pursuant to Section 3.1, in the case of a Discount Security, the amount of the principal thereof that would be due and payable as of the Redemption Date upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, and in the case of any other Debt Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

“Regular Record Date” for the interest payable on the Debt Securities of any series on any Interest Payment Date means the date specified for that purpose pursuant to Section 3.1 for such Interest Payment Date.

“Responsible Officer” when used with respect to the Trustee means any managing director, director, vice president, any trust officer, or any assistant vice president or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security Agreements” means the Pledge Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security with respect to the applicable series of Debt Securities executed and delivered by the Company creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity” when used with respect to any Debt Security or any installment of principal thereof or premium thereon or interest thereon means the date specified in such Debt Security as the date on which the principal of such Debt Security or such installment of principal, premium or interest is due and payable.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person, or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries).

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not traded on the New York Stock Exchange, on the principal other national or regional securities exchange or market on which the applicable security is then listed or traded.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person,

“Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of such series.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 11.5.

“United States” means the United States of America (including the States and the District of Columbia), and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“U.S. Government Obligations” has the meaning specified in Section 15.2.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

“Vice President” includes, with respect to the Company, any Guarantor or the Trustee, any Vice President of the Company, such Guarantor or the Trustee, as the case may be, whether or not designated by a number or word or words added before or after the title “Vice President.”

Section 1.2.	Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 12.2) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.	Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. All applications, requests, consents, certificates, statements, opinions or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 1.4.	Notices, Etc., to Trustee, Guarantors and Company.

Any Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)       the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including telecopy) to or with the Trustee at its Corporate Trust Office, Attention: Trust and Securities Services; or

(2)       the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy) or mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

Any such Act or other document shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.5.	Notice to Holders; Waiver.

When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to such Holders as their names and addresses appear in the Security Register, within the time prescribed.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Debt Securities by mail, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice which is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 1.6.	Conflict With Trust Indenture Act.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed on any person by the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act, the duties imposed by the Trust Indenture Act shall control. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act which is automatically deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the former provision shall be deemed to apply to this Indenture as so modified or excluded.

Section 1.7.	Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.	Successors and Assigns.

The Company shall have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain primarily liable for such obligations. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 1.9.	Separability Clause.

In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.	Benefits of Indenture.

Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.	Governing Law.

This Indenture, and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of law.

Section 1.12.	Legal Holidays.

Unless otherwise specified pursuant to Section 3.1 or in any Debt Security, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security of any series shall not be a Business Day at any Place of Payment for the Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day (unless otherwise specified).

Section 1.13.	Liability Solely Corporate.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on any Debt Securities or the Guarantees, if any, or any part thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any shareholder, officer or director, as such, past, present or future, of the Company or any Guarantor (or any incorporator, shareholder, officer or director of any predecessor or successor corporation), either directly or through the Company or any Guarantor (or any such predecessor or successor corporation), whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debt Securities and Guarantees, if any, are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, shareholder, officer or director, past, present or future, of the Company or any Guarantor (or any incorporator, shareholder, officer or director of any such predecessor or successor corporation), either directly or indirectly through the Company, any Guarantor or any such predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debt Securities or the Guarantees, if any, or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of Debt Securities; provided, however, that nothing herein or in the Debt Securities or the Guarantees, if any, contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or subscriber to capital stock upon or in respect of the shares of capital stock not fully paid.

Section 1.14.	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.15.	Consent to Jurisdiction and Service.

To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Debt Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in any manner permitted by law. To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

Section 1.16.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.17.	U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE II.

DEBT SECURITY FORMS

Section 2.1.	Forms Generally.

The Debt Securities of each series shall be substantially in one of the forms (including global form) established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, all as determined by the officers executing such Debt Securities as conclusively evidenced by their execution of such Debt Securities. If the form of Debt Securities (or any Global Note) of a series is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee, together with an Officers’ Certificate setting forth the form of such Debt Securities or Global Notes, at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Debt Securities (or any such Global Note).

The definitive Debt Securities of each series may be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or in any other manner, all as determined by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities.

Section 2.2.	Form of Trustee’s Certificate of Authentication.

The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein and referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas,

as Trustee

By:_______________________________________
Authorized Signatory

Section 2.3.	Securities in Global Form.

If any Debt Security of a series is issuable in global form (a “Global Note”), such Global Note may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Debt Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Note. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Note, after its initial issuance, shall be in writing but need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel.

ARTICLE III.

THE DEBT SECURITIES

Section 3.1.	Amount Unlimited; Issuable in Series.

The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and (subject to Section 3.3) set forth or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series, to the extent applicable:

(1)       the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other series of Debt Securities);

(2)       the aggregate principal amount of such series of Debt Securities and any limit on the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Sections 3.4, 3.5, 3.6, 11.6 or 13.7);

(3)       the percentage of the principal amount at which the Debt Securities of such series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof or the method by which such portion shall be determined;

(4)       the date or dates on which or periods during which the Debt Securities of the series may be issued, and the date or dates or the method by which such date or dates will be determined, and on which the principal, or any installments of principal of (and premium, if any, on) the Debt Securities of such series are or may be payable (which, if so provided in or pursuant to such Board Resolution or supplemental indenture, may be determined by the Company from time to time as set forth in the Debt Securities of the series issued from time to time);

(5)       the rate or rates (which may be variable or fixed) at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined (which, in either case or both, if so provided in or pursuant to such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time); and the Interest Payment Dates on which such interest shall be payable (or the method of determination thereof), if any, the Regular Record Date for any interest payable on any registered Debt Securities on any Interest Payment Date, the Person to whom any interest on any registered Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

(6)       the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Debt Securities) where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any Global Note on an Interest Payment Date will be paid, if other than in the manner provided in Section 3.7; and the manner in which any principal of, or premium, if any, on, any Global Note will be paid, if other than as set forth elsewhere herein and whether any Global Note will require any notation to evidence payment of principal or interest;

(7)       the obligation, if any, of the Company to redeem, repay, purchase or offer to purchase Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the Holder thereof and the period or periods within which or the dates on which, the prices at which and the terms and conditions upon which the Debt Securities of the series shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation;

(8)       the right, if any, of the Company to redeem the Debt Securities of such series at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise;

(9)       the denominations of the Debt Securities if other than denominations of $1,000 and any integral multiple thereof (except as provided in Section 3.4);

(10)     whether the Debt Securities of the series are to be issued as Discount Securities and the amount of discount with which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(11)     the extent to which provisions, if any, for the defeasance or discharge of the Debt Securities of such series or of certain of the Company’s obligations with respect to such Debt Securities set forth herein shall be inapplicable and any provisions in modification of, in addition to or in lieu of such provisions;

(12)     whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions;

(13)     the date as of which any Debt Securities of the series shall be dated, if other than as set forth in Section 3.3;

(14)     the Overdue Rate, if any;

(15)     if the Debt Securities of the series do not bear interest, the applicable dates for purposes of Section 7.1;

(16)     any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to Debt Securities of the series;

(17)     whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the Depositary for such Global Note or Notes; and the manner in which and the circumstances under which Global Notes representing Debt Securities of the series may be exchanged for Debt Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 3.4(b);

(18)     the designation, if any, of any depositaries, trustees (if other than the applicable Trustee), Paying Agents, Authenticating Agents, Security Registrars (if other than the Trustee) or other agents with respect to the Debt Securities of such series;

(19)     if the Debt Securities of such series will be issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions;

(20)     whether the Debt Securities of such series will be convertible into shares of Common Stock, Preferred Stock or into other securities or other property (whether or not issued by, or the obligation of, the Company) and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in this Indenture, upon which such Debt Securities will be so convertible, including the conversion price and the conversion period, including provisions for adjustments thereto;

(21)     the portion of the principal amount of the Debt Securities of such series that will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;

(22)     which, if any, of the Company’s Subsidiaries shall guarantee the Debt Securities on the terms set forth in Article XVII (each entity that guarantees the Debt Securities set forth in Article XVII, if any, a “Guarantor”) and any provisions in modification of, in addition to or in lieu of such provisions of Article XVII with respect to the Debt Securities of such series;

(23)     the ranking of the obligations of each Guarantor under its respective Guarantee, if other than on parity with all other unsubordinated indebtedness of such Guarantor;

(24)     whether the Debt Securities of such series will be secured by the Collateral on the terms set forth in Article XVIII and any provisions in modification of, in addition to or in lieu of such provisions of Article XVIII with respect to the Debt Securities of such series;

(25)     whether the provisions of Article XIX will apply to the Debt Securities of such series, and any provisions in modification of, in addition to or in lieu of such provisions of Article XIX with respect to the Debt Securities of such series;

(26)     if other than as provided for herein, the nature, content and date for reports by the Company to the holders of the Debt Securities of such series;

(27)     the terms, if any, of any repurchase or remarketing rights; and

(28)     any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debt Securities of any one series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, which, as set forth above, may be determined by the Company from time to time as to Debt Securities of a series if so provided in or established pursuant to the authority granted in or pursuant to a Board Resolution or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 3.3) set forth in such Officers’ Certificate, or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened without the consent of the Holders, for issuance of additional Debt Securities of such series or to establish additional terms of such series of Debt Securities, which additional terms shall only be applicable to unissued or additional Debt Securities of such series.

If any of the terms of a series of Debt Securities is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 3.2.	Denominations.

In the absence of any specification pursuant to Section 3.1 with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable only as Debt Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in Dollars.

Section 3.3.	Execution, Authentication, Delivery and Dating.

The Debt Securities of any series shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its Chief Financial Officer, its Chief Operating Officer, its President, one of its Vice Presidents or its Treasurer. The signature of any of these officers may be manual or facsimile.

Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities. If all the Debt Securities of any one series are not to be issued at one time and if a Board Resolution or the Officers’ Certificate or other document pursuant to a Board Resolution or supplemental indenture relating to such series shall so permit, such Company

Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities and for the determination of the terms thereof, such as interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

The Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, prior to the authentication and delivery of the Debt Securities of such series, (i) the supplemental indenture or the Board Resolution by or pursuant to which the form and terms of such Debt Securities have been approved and (ii) an Opinion of Counsel substantially to the effect that:

(1)       the Company Order furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities conforms to the requirements of this Indenture and constitutes sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;

(2)       the forms and terms (or, if applicable, the manner of determining the terms) of such Debt Securities are consistent with the provisions of this Indenture;

(3)       in the event that the forms or terms of such Debt Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall conclude do not materially affect the rights of the Holders of such Debt Securities; and

(4)       the execution and delivery of such Debt Securities have been duly authorized by all necessary corporate action of the Company and such Debt Securities (if to be issued at the time of delivery of such Company Order) have been duly executed and delivered by the Company and, assuming due authentication by the Trustee and execution and delivery by the Company (if to be issued after delivery of such Company Order in accordance with the foregoing procedures), are valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as counsel shall conclude do not materially affect the rights of the Holders of such Debt Securities; and

(5)       the amount of Debt Securities Outstanding of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture on the amount of Debt Securities of such series that may be authenticated and delivered.

The Trustee shall not be required to authenticate such Debt Securities if the issuance of such Debt Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.

Each Debt Security shall be dated the date of its authentication.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraphs, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or any Officers’ Certificate or other document pursuant to a Board Resolution otherwise required pursuant to Section 3.1 or the Company Order, the Officers’ Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraphs or Sections 1.2 and 2.1 at or prior to the authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued.

With respect to Debt Securities of a series that are not to be originally issued at one time, the Trustee may rely, as to the authorization by the Company of any of such Debt Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Debt Securities of such series.

No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in one of the forms provided for herein duly executed by an authorized officer of the Trustee or by an Authenticating Agent, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.8 together with a written statement (which need not comply with Section 1.2) stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Reference is made to Section 17.3 concerning execution and delivery of the Guarantees.

Section 3.4.	Temporary Debt Securities; Global Notes Representing Debt Securities.

(a)       Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination for Debt Securities of such series, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as conclusively evidenced by their execution of such Debt Securities. Every such temporary Debt Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Securities in lieu of which they are issued.

Except in the case of temporary Debt Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, of a like Stated Maturity and with like terms and provisions, upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in Section 3.5 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of a like Stated Maturity and like terms and provisions. Until so exchanged, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

(b)       If the Company shall establish pursuant to Section 3.1 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 3.3 and the Company Order with respect to such series, authenticate and deliver one or more Global Notes that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: “This Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form.”

Notwithstanding any other provision of this Section or Section 3.5, unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Note representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor Depositary for such series or a nominee of such successor depositary.

If at any time the Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Debt Securities of such series or if at any time the Depositary for Debt Securities of a series shall no longer be a clearing agency registered and in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Debt Securities of such series. If a successor Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

The Company may at any time and in its sole discretion, subject to the procedures of the Depositary, determine that the Debt Securities of any series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

If the Debt Securities of any series shall have been issued in the form of one or more Global Notes and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Debt Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

If specified by the Company pursuant to Section 3.1 with respect to Debt Securities of a series, the Depositary for such series of Debt Securities may surrender a Global Note for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

(i)        to each Person specified by the Depositary a new Debt Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and

(ii)       to the Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global

Note and the aggregate principal amount of Debt Securities delivered to Holders thereof.

Upon the exchange of a Global Note for Debt Securities in definitive form, such Global Note shall be canceled by the Trustee. Debt Securities issued in exchange for a Global Note pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

No holder of any beneficial interest in any Global Note held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Note or any Debt Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Note or any Debt Security represented thereby for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interest, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of any Debt Security.

Section 3.5.	Registration, Transfer and Exchange.

(a)       The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and of transfers and exchanges of Debt Securities. Such Security Register shall be in written form in the English language or in any other form capable of being accurately and completely converted into such form within a reasonable time. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Debt Securities and registering transfers and exchanges of Debt Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars unless the terms of any series of Debt Securities provide otherwise.

Upon surrender for registration of transfer of any Debt Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Debt Securities of the same series of like aggregate principal amount of such denominations as are authorized for Debt Securities of such series and of a like Stated Maturity and with like terms and conditions.

Except as otherwise provided in Section 3.4 and this Section 3.5, at the option of the Holder, Debt Securities of any series may be exchanged for other Debt Securities of the same series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.

(b)       All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange.

Every Debt Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge will be made for any transfer or exchange of Debt Securities except as provided in Section 3.6. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Debt Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption under Section 13.3 and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Section 3.6.	Mutilated, Destroyed, Lost and Stolen Debt Securities.

If (i) any mutilated Debt Security is surrendered to the Trustee at its Corporate Trust Office, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security or indemnity as may be satisfactory by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like Stated Maturity and with like terms and conditions and like principal amount, bearing a number not contemporaneously Outstanding,

In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay the amount due on such Debt Security in accordance with its terms.

Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Debt Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

Section 3.7.	Payment of Interest; Interest Rights Preserved.

(a)       Unless otherwise specified as contemplated by Section 3.1 with respect to the Debt Securities of any series, interest on any Debt Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest notwithstanding the cancellation of such Debt Security upon any transfer or exchange subsequent to the Regular Record Date. Unless otherwise specified as contemplated by Section 3.1 with respect to the Debt Securities of any series, payment of interest on Debt Securities shall be made at the place or places specified pursuant to Section 3.1 or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to Section 3.1, by wire transfer to an account designated by the Holder by the Regular Record Date.

(b)       Any interest on any Debt Security which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)       The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the

Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Debt Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)       The Company may make payment of any Defaulted Interest on Debt Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)       Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 3.8.	Cancellation.

Unless otherwise specified pursuant to Section 3.1 for Debt Securities of any series, all Debt Securities surrendered for payment, redemption, transfer, exchange or credit against any sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Debt Securities so delivered shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debt Securities previously authenticated hereunder which the Company has not issued, and all Debt Securities so delivered shall be promptly canceled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debt Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. The acquisition of any Debt Securities by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities are surrendered to the Trustee for cancellation.

Section 3.9.	Computation of Interest.

Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months (unless otherwise specified).

Section 3.10.	Currency of Payments in Respect of Debt Securities.

Payment of the principal of (and premium, if any) and any interest on any Debt Security of such series will be made in Dollars.

Section 3.11.	CUSIP Numbers.

The Company in issuing Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE IV.

SATISFACTION AND DISCHARGE

Section 4.1.	Satisfaction and Discharge of Indenture.

This Indenture, with respect to the Debt Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Debt Securities) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)	either

(A)      all Debt Securities of such series theretofore authenticated and delivered (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Debt Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.4) have been delivered to the Trustee for cancellation; or

(B)      all Debt Securities of such series not theretofore delivered to the Trustee for cancellation,

(i)        have become due and payable by reason of the giving of a notice of redemption or otherwise, or

(ii)       will become due and payable at their Stated Maturity within one year, or

(iii)      are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company either complies with any other condition or terms specified pursuant to Section 3.1, or if not so specified in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds held in trust solely for the benefit of the Holders, cash in United States Dollars in an amount, U.S. Government Obligations (as defined in Section 15.2) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Debt Securities not delivered to the Trustee for cancellation for principal, premium, if any and accrued interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)       the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, and if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 12.4, shall survive.

Section 4.2.	Application of Trust Money, Etc.

The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 4.1.

Subject to the provisions of the last paragraph of Section 12.4, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

The Company shall pay and shall indemnify the Trustee for any series of Debt Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.1 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Company under this Section 4.2 shall be deemed to be an obligation of the Company under Section 6.7.

ARTICLE V.

REMEDIES

Section 5.1.	Events of Default.

“Event of Default” wherever used herein with respect to Debt Securities of any series, and unless otherwise provided with respect to Debt Securities of any series pursuant to Section 3.1, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)       default in the payment of any interest upon any Debt Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)       default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; or

(3)       default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series, and the continuance of such default for a period of 30 days; or

(4)       default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor with respect to such series in this Indenture, the Pledge Agreement or the other Security Agreements (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which expressly has been included in this Indenture, the Pledge Agreement or the other Security Agreements solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding

Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)       the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)       the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7)       any Guarantor contests the validity or enforceability of its guarantee or any obligation under a Guarantee shall not be (or is claimed by a Guarantor not to be) in full force and effect; or

(8)       any other Event of Default provided with respect to Debt Securities of that series pursuant to Section 3.1.

Section 5.2.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (unless otherwise provided with respect to Debt Securities of any series pursuant to Section 3.1, other than an Event of Default specified in clauses (5) or (6) of Section 5.1) with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, unless the principal of all Debt Securities shall have already become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities or indexed securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities or indexed securities) of and all accrued but unpaid interest on all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) plus accrued and unpaid interest (and premium, if payable) shall become immediately due and payable. Unless otherwise provided with respect to Debt Securities of any series pursuant to Section 3.1, if an Event of Default specified in clauses (5) or (6) of Section 5.1 occurs, such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of (and premium, if payable) and interest on the Debt Securities of such series shall terminate.

At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)       the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)	all overdue installments of interest on all Debt Securities of such series,
(B)

the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

(C)	to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series at the Overdue Rate, and
(D)

all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, however, that all sums payable under this clause (D) shall be paid in Dollars;

and

(2)       All Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

Section 5.3.	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)       default is made in the payment of any installment of interest on any Debt Security when such interest becomes due and payable and such default continues for a period of 30 days,

(2)       default is made in the payment of principal of (or premium, if any, on) any Debt Security at the Maturity thereof, or

(3)       default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Debt Securities of any series, and such default continues for a period of 30 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities, the amount then due and payable on such Debt Securities, for the principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon overdue installments of interest, at the Overdue Rate; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities wherever situated.

If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4.	Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Debt Securities, of a particular series or all or substantially all of the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)        to file and prove a claim for the whole amount of principal (or, if the Debt Securities of such series are Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 5.2) (and premium, if any) and interest owing and unpaid in respect of the Debt Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Debt Securities allowed in such judicial proceeding, and

(ii)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5.	Trustee May Enforce Claims Without Possession of Debt Securities.

All rights of action and claims under this Indenture or the Debt Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of such Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debt Securities in respect of which such judgment has been recovered.

Section 5.6.	Application of Money Collected.

Any money collected by the Trustee pursuant to this Article (including, in respect of any Debt Securities secured pursuant to Article XVIII, upon realization from any Collateral) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities of any series in respect of which money has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.7;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities of such series, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.7.	Limitation on Suits.

No Holder of any Debt Security of any series shall have any right to institute any action or proceeding, judicial or otherwise, at law or in equity or in bankruptcy or otherwise, with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian, sequestrator (or similar official) or for any other remedy hereunder, unless

(1)       such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series,

(2)       the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

(3)       such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request,

(4)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

(5)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or of the Holders of Outstanding Debt Securities of any other series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 5.7, each and every Holder of Debt Securities of any series and the Trustee for such series shall be entitled to such relief as can be given at law or in equity.

Section 5.8.	Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Debt Security on the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.

Section 5.9.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.	Rights and Remedies Cumulative.

Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.	Control By Holders.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred by this Indenture on the Trustee with respect to the Debt Securities of such series, provided, that:

(1)       such direction shall not be in conflict with any rule of law or with this Indenture;

(2)       subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders of Debt Securities of such series not joining in any such direction or would involve the Trustee in personal liability; and

(3)       the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1)       in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series; or

(2)       in respect of a covenant or provision hereof which pursuant to Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected; provided that a majority in principal amount of the Outstanding Debt Securities of such series may rescind and annul a declaration of acceleration with respect to Debt Securities of a given series, as provided in Section 5.2.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of the Debt Securities of such series under this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.	Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities of any series, or to any suit instituted by any Holder of a Debt Security for the enforcement of the payment of the principal of (or premium, if any) or interest on such Debt Security on or after the respective Stated Maturity or Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE VI.

THE TRUSTEE

Section 6.1.	Certain Duties and Responsibilities.

(a)       Except during the continuance of an Event of Default with respect to the Debt Securities of any series:

(1)       the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)       In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)       the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(4)       the Trustee is under no obligation or duty to pay interest on or invest any funds deposited with it except as specifically provided in this Indenture, and all investment activities undertaken by the Trustee, if any, shall be at and pursuant to the written instruction of the Company; and

(5)       the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)       Any opinion required or permitted to be delivered to the Trustee hereunder may be addressed and delivered to the entity serving as Trustee hereunder solely in its individual capacity and not in its capacity as Trustee or as representative of the holders of such Debt Securities issued by the Company.

Section 6.2.	Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to Debt Securities of any series, the Trustee shall give notice to all Holders of Debt Securities of such series of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.1(4) with respect to Debt Securities of such series no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

Notice given pursuant to this Section 6.2 shall be transmitted by mail:

(1)       to all Holders, as the names and addresses of the Holders appear in the Security Register; and

(2)       to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) of this Indenture.

Section 6.3.	Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)       the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)       the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing to do so by not less than a majority of the Holders of the Outstanding Debt Securities affected thereby, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)       the Trustee shall not be charged with knowledge of any default or Event of Default hereunder unless (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 1.4 from the Company or any Holder;

(i)        the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j)        in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)       the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l)        except as may be required in connection with any legal proceedings, the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 6.4.	Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

Section 6.5.	May Hold Debt Securities.

The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities, and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.6.	Money Held in Trust.

Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for (i) interest on any money received by it hereunder except as otherwise agreed in writing with the Company or (ii) losses resulting from currency fluctuations or any investments made pursuant to 6.1(c)(4).

Section 6.7.	Compensation and Reimbursement.

The Company agrees:

(1)       to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)       except as otherwise expressly provided herein, to reimburse the trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence, bad faith or willful misconduct; and

(3)       to indemnify in Dollars each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense (including taxes (other than taxes based on the income of the Trustee) incurred without negligence, bad faith, or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such claim or liability may be attributable to the Trustee’s negligence, bad faith or willful misconduct.

As consideration for the performance of the obligations of the Company under this Section, the Trustee shall have a claim senior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on particular Debt Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The obligations of the Company under this Section 6.7 to compensate and indemnify the Trustee and to reimburse it for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 6.8.	Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any conflicting interest within the meaning of the TIA with respect to the Debt Securities of any series, then, within 90 days after ascertaining that it has such conflicting interest, and if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign with respect to the Debt Securities of such series, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture, and the Company shall take prompt steps to have a successor appointed, in the manner and with the effect hereinafter specified in this Article. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the TIA.

Section 6.9.	Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee upon any Debt Securities.

Section 6.10.	Resignation and Removal; Appointment of Successor.

(a)       No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)       The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(c)       The Trustee may be removed at any time with respect to the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(d)       If at any time:

(1)       the Trustee shall fail to comply with Section 6.8 with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

(2)       the Trustee shall cease to be eligible under Section 6.9 with respect to the Debt Securities of any series and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (except as provided in Section 6.10(c)) (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(f)        The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 1.5 to the Holders of Debt Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11.	Acceptance of Appointment by Successor.

(a)       In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.7.

(b)       In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any other trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

(c)       Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13.	Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act. A Trustee who has resigned or been removed is subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.14.	Appointment of Authenticating Agent.

As long as any Debt Securities of a series remain Outstanding, upon a Company Request, there shall be an authenticating agent (the “Authenticating Agent”) appointed, for such period as the Company shall elect, by the Trustee for such series of Debt Securities to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Debt Securities for which it is serving as Trustee. Debt Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee for such series or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Debt Securities upon original issuance and pursuant to Section 3.6 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such

Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent.

The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company in the manner set forth in Section 1.4. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more or all series of Debt Securities, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 1.5. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Company agrees to pay to the Authenticating Agent for each series from time to time reasonable compensation for its services. The Authenticating Agent for the Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.

If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Debt Securities of the series designated therein and referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas,

As Trustee

By:____________________________________
As Authenticating Agent

By:____________________________________
Dated:	Authorized Signatory

ARTICLE VII.

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1.	Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not acting as Security Registrar for the Debt Securities of each series for which it acts as Trustee, the Company will furnish or cause to be furnished to the Trustee:

 (a)       semi-annually on a date not more than 15 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Debt Securities of such series (or on semi-annual dates in each year to be determined pursuant to Section 3.1 if the Debt Securities of such series do not bear interest), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the date 15 days next preceding each such Regular Record Date (or such semi-annual dates, as the case may be); and

(b)       at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 7.2.	Preservation of Information; Communication to Holders.

(a)       The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.1, (ii) received by it in the capacity of Security Registrar (if so acting) hereunder and (iii) filed with it within the two preceding years pursuant to Section 313(c)(2) of the TIA.

The Trustee may (i) destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished, (ii) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and (iv) destroy, not earlier than two years after filing, any information filed with it pursuant to Section 313(c)(2) of the TIA.

 (b)       The rights of Holders to communicate with other Holders with respect to their rights under the Indenture or under the Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

(c)       Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under Section 7.2(b).

Section 7.3.	Reports by Trustee.

Within 60 days after February 15 of each year, commencing with the later of February 15, 2010, or the first February 15 after the first issuance of Debt Securities pursuant to this Indenture, the Trustee shall, to the extent required by Section 313(a) of the Trust Indenture Act, transmit to all Holders of Debt Securities of any series with respect to which it acts as Trustee, in the manner provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such February 15.

A copy of each such report shall, at the time of such transmission to Holders, be filed with the Company and the Company shall file such report with each stock exchange upon which any Debt Securities of such series are listed, with the Commission and also with the Company. The Company will promptly notify the Trustee in writing when any series of Debt Securities are listed on any stock exchange and any delisting thereof.

Section 7.4.	Reports by Company.

Unless otherwise specified with respect to a particular series of Debt Securities pursuant to Section 3.1, the Company will:

(1)       file with the Trustee (unless such reports have been filed on EDGAR), after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and obtained confidential treatment from the Commission; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;.

(2)       file with the Trustee (unless such reports have been filed on EDGAR) and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)       transmit to all Holders of Debt Securities, in the manner and to the extent provided in Section 7.3, within 30 days after the filing thereof with the

Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The Company shall promptly notify the Trustee in writing, including by electronic mail, of any EDGAR filings relevant to this Section. The Trustee shall have no responsibility whatsoever to determine if any EDGAR filings have been made by the Company.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

ARTICLE VIII.

CONCERNING THE HOLDERS

Section 8.1.	Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Outstanding Debt Securities of any series may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced (a) by the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders of registered Debt Securities entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so; provided, however, that the Company may not fix a record date for the giving or making of any notice, declaration, request or direction referred to in the next sentence. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders of registered Debt Securities entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 5.2, any request to institute proceedings referred to in Section 5.7 or any direction referred to in Section 5.12. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of registered Debt Securities of record at the close of business on the record date shall be deemed to be Holders of registered Debt Securities for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding registered Debt Securities shall be computed as of the record date) and/or (ii) which Holders of registered Debt Securities may revoke any such Act (notwithstanding Section 8.4); and any such Act, given as aforesaid, shall be effective whether or not the Holders of registered Debt Securities which authorized or agreed or consented to such Act remain Holders of registered Debt Securities after such record date and whether or not the Debt Securities held by such Holders remain Outstanding after such record date.

Section 8.2.	Proof of Ownership; Proof of Execution of Instruments by Holder.

The ownership of Debt Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Registrar for such series.

Subject to the provisions of Sections 6.1, 6.3 and 9.5, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in a manner satisfactory to the Trustee.

The record of any Holders’ meeting shall be proved in the manner provided in Section 9.6.

The Trustee may in any instance require further or other proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

Section 8.3.	Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of the principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security.

Section 8.4.	Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt Security the number, letter or other distinguishing symbol of which is shown by the evidence to be included in such Debt Securities, the Holders of which have consented to such Act, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.2, may revoke such Act so far as it concerns such Debt

Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of such Debt Security and of any Debt Securities issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities.

ARTICLE IX.

HOLDERS' MEETINGS

Section 9.1.	Purposes of Meetings.

A meeting of Holders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(1)       to give any notice to the Company, any Guarantor or to the Trustee for such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;

(2)       to remove the Trustee for such series and appoint a successor Trustee pursuant to the provisions of Article VI;

(3)       to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

(4)       to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Outstanding Debt Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.2.	Call of Meetings by Trustee.

The Trustee for any series may at any time call a meeting of Holders of such series to take any action specified in Section 9.1, to be held at such time or times and at such place or places as the Trustee for such series shall determine. Notice of every meeting of the Holders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of such series in the manner and to the extent provided in Section 1.5. Such notice shall be given not less than 10 days nor more than 90 days prior to the date fixed for the meeting.

Section 9.3.	Call of Meetings by Company or Holders.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of a series shall have requested the Trustee for such series to call a meeting of Holders of such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the

Trustee shall not have given the notice of such meeting within 10 days after the receipt of such request, then the Company or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 9.1, by giving notice thereof as provided in Section 9.2.

Section 9.4.	Qualifications For Voting.

To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of a Debt Security of the series with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

Section 9.5.	Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee for any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of such series, in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of such series as provided in Section 9.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

Subject to the provisos in the definition of “Outstanding,” at any meeting each Holder of a Debt Security of the series with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount (or such other amount as shall be specified as contemplated by Section 3.1) of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Debt Securities of such series held by him or her or instruments in writing duly designating him or her as the person to vote on behalf of Holders of Debt Securities of such series. Any meeting of Holders with respect to which a meeting was duly called pursuant to the provisions of Section 9.2 or 9.3 may be adjourned from time to time by a majority of such Holders present and the meeting may be held as so adjourned without further notice.

Section 9.6.	Voting.

The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the

Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be taken, and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section 9.2. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1.	Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(i)        the Corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed, including providing for conversion or exchange rights in accordance with the terms of the Debt Securities;

(ii)       immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(iii)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iv)      such other conditions as may be specified under Section 3.1 with respect to any series of Debt Securities have been complied with.

Section 10.2.	Successor Corporation Substituted.

Upon any consolidation with or merger into any other Corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 10.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture (including the Guarantees) with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor Person (except in the case of a lease) shall be relieved of all obligations and covenants under this Indenture and the Debt Securities (including the Guarantees).

ARTICLE XI.

SUPPLEMENTAL INDENTURES

Section 11.1.	Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantors, if any, when authorized by a Board Resolution, and the Trustee for the Debt Securities of any series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)       to evidence the succession of another Corporation to the rights of the Company and the assumption by such successor of the covenants, agreements and obligations of the Company contained herein and in the Debt Securities or the Guarantees; or

(2)       to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3)       to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); or

(4)       to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

(5)       to secure the Debt Securities or to provide that any of the Company’s obligations under any series of the Debt Securities shall be guaranteed and the terms and conditions for the release or substitution of such security or guarantee; or

(6)       to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Article IV or XV, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities; or

(7)       to establish the form or terms of Debt Securities or the Guarantees, if any, of any series as permitted by Sections 2.1 and 3.1, including providing for conversion or other rights as contemplated by Section 3.1; or

(8)       to provide for Guarantees of the Debt Securities of any series and/or to specify the ranking of the obligations of each Guarantor under its respective Guarantee;

(9)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.10 and 6.11;

(10)     to cure any ambiguity, or to correct or supplement any provision herein, or in any supplemental indenture, which may be defective or inconsistent with any other provision herein, to eliminate any conflict between the terms hereof and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture; provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of such supplemental indenture; or

(11)     to change conversion rights in accordance with Section 16.4.

Any such amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity in any material respect will become effective only with the written consent of the Collateral Agent.

Section 11.2.	Supplemental Indentures With Consent of Holders.

With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture voting separately, by Act of said Holders delivered to the Company, the Guarantors, if any, and the Trustee for such series of Debt Securities, the Company, when authorized by a Board Resolution, the Guarantors, if any, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities and the Guarantees, if any; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby,

(1)       conflict with the required provisions of the Trust Indenture Act;

(2)       except as specifically provided with respect to any series of Debt Securities pursuant to Section 3.1, (a) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or (b) reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof (provided that a requirement to offer to repurchase Debt Securities shall not be deemed a redemption for this purpose), or (c) change the currency in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or (d) reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or (e) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or (f) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or (g) adversely affect the right to convert any Debt Security into shares of Common Stock of the Company as may be provided pursuant to Section 3.1;

(3)       reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(4)       release any Guarantor from its obligations under its Guarantee (other than in accordance with the terms thereof);

(5)       release all or substantially all of the Collateral from the Lien and security interest created by the Security Agreements, or deprive such Holder of Debt Securities of any such series of the benefit of the security of the Lien of the Security Agreements (other than in accordance with the terms hereof); or

(6)       modify any of the provisions of this Section, Section 5.13 or Section 12.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 12.5, or the deletion of this proviso, in accordance with the requirements of Sections 6.10, 6.11 and 11.1(10).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture with respect to one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt securities of any other series.

Section 11.3.	Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that the supplemental indenture conforms to the requirements of the Trust Indenture Act as then in effect. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in any material respect.

Section 11.4.	Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.5.	Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 11.6.	Reference in Debt Securities to Supplemental Indentures.

Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.

Section 11.7.	Notice of Supplemental Indenture.

Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 11.2, the Company shall transmit, in the manner and to the extent provided in Section 1.5, to all Holders of any series of the Debt Securities affected thereby, a notice setting forth in general terms the substance of such supplemental indenture; provided that failure to transmit any such notice or any defect therein shall not affect the validity of any such supplemental indenture.

ARTICLE XII.

COVENANTS

Section 12.1.	Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities in accordance with the terms of the Debt Securities and this Indenture.

Section 12.2.	Officer’s Certificate as to Default.

Unless otherwise specifically provided for with respect to any series of Debt Securities under Section 3.1, the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof ends on September 30 of each year) ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in compliance with all covenants and conditions under this Indenture, and, if the Company shall be in default, specifying all such defaults and the nature thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Section 12.3.	Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for each series of Debt Securities an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange, where Debt Securities of that series that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. The Trustee is hereby appointed Paying Agent and the Corporate Trust Office of the Trustee is initially designated as the office or agency for the forgoing purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 12.4.	Money for Debt Securities; Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities, it will, by 10:00 a.m. (New York City time) on each due date of the principal (and premium, if any) or interest on any Debt Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

Notwithstanding any term herein to the contrary, in no instance shall the Trustee be under any duty or obligation (i) to maintain any office or to act in any capacity as an agent for any purpose under this Indenture (or any supplement hereto) outside the United States, or (ii) to act as a Paying Agent in respect of any currency other than Dollars.

The Company will cause each Paying Agent with respect to any series of Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)       hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)       give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of principal (and premium, if any) or interest on the Debt Securities of such series; and

(3)       at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be transmitted, in the manner and to the extent provided by Section 1.5, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 12.5.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant not set forth herein and specified pursuant to Section 3.1 to be applicable to the Debt Securities of any series and to be subject to this Section 12.5), with respect to the Debt Securities of such series, except as otherwise provided pursuant to Section 3.1, with respect to the Debt Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XIII.

REDEMPTION OF DEBT SECURITIES

Section 13.1.	Applicability of Article.

Debt Securities of any series which are redeemable before their Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series) in accordance with this Article.

Section 13.2.	Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 30 nor more than 60 days before the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, or

(b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restrictions or condition.

Section 13.3.	Selection by Trustee of Debt Securities to be Redeemed.

Except in the case of a redemption in whole of the Debt Securities of such series, if less than all the Debt Securities of any series are to be redeemed at the election of the Company, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof) of the principal amount of Debt Securities of such series in a denomination larger than the minimum authorized denomination for Debt Securities of such series pursuant to Section 3.2. The portions of the principal amount of Debt Securities so selected for partial redemption shall be equal to the minimum authorized denominations for Debt Securities of such series pursuant to Section 3.2 or any integral multiple thereof, except as otherwise set forth in the applicable form of Debt Securities. In any case when more than one Debt Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series.

The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

If any Debt Security selected for partial redemption is converted in part before the Redemption Date, the converted portion of such Debt Security shall be deemed, to the fullest extent practicable, to be the portion selected for redemption. Debt Securities which have been converted during a selection of Debt Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

Section 13.4.	Notice of Redemption.

Notice of redemption shall be given by the Company, or at the Company’s written request, by the Trustee in the name and at the expense of the Company, not less than 30 days and not more than 60 days prior to the Redemption Date to the Holders of Debt Securities of any series to be redeemed in whole or in part pursuant to this Article XIII, in the manner provided in Section 1.5. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Debt Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Debt Security of such series.

All notices of redemption shall state:

(1)       the Redemption Date;

(2)       the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

(3)       that Debt Securities of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Debt Securities of such series or a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption;

(4)       if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed;

(5)       that on the Redemption Date the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date;

(6)       the Place or Places of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price;

(7)       the CUSIP number, if any, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed on such notice or printed on the Debt Securities; and

(8)       that the redemption is for a sinking fund, if such is the case.

Section 13.5.	Deposit of Redemption Price.

On or prior to 10:00 a.m. (New York City time) on the Redemption Date for any Debt Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.4) an amount of money sufficient to pay the Redemption Price of such Debt Securities or any portions thereof which are to be redeemed on that date.

Section 13.6.	Debt Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, any Debt Securities so to be redeemed shall become due and payable on the Redemption Date at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the

Company at the Redemption Price; provided that, unless otherwise specified as contemplated by Section 3.1, installments of interest on Debt Securities which have a Stated Maturity on or prior to the Redemption Date for such Debt Securities shall be payable according to the terms of such Debt Securities and the provisions of Section 3.7.

If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.

Section 13.7.	Debt Securities Redeemed in Part.

Any Debt Security which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.1 with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 13.8.	Conversion Arrangement in Call for Redemption.

In connection with any redemption of Debt Securities of any series which are convertible, the Company may arrange for the purchase and conversion of any such Debt Securities by an agreement with one or more investment bankers or other purchasers to purchase such Debt Securities by paying to the Trustee or the Paying Agent in trust for the Holders of such Debt Securities, on or before 10:00 a.m. New York time on the Redemption Date, an amount not less than the Redemption Price, in immediately available funds. Notwithstanding anything to the contrary contained in this Article XIII, the obligation of the Company to pay the Redemption Price of such Debt Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Debt Securities not duly surrendered for conversion by the Holders thereof, at the option of the Company, may be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last Business Day on which such Debt Securities called for redemption may be converted in accordance with this Indenture and the terms of such Debt Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Debt Securities are selected for redemption any such amount paid to it in the same manner as it would pay funds deposited with it by the Company for the redemption of Debt Securities of such series. Without the Trustee’s and the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any

Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture.

ARTICLE XIV.

SINKING FUNDS

Section 14.1.	Applicability of Articles.

The provisions of this Article XIV shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified pursuant to Section 3.1 for Debt Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Debt Securities of any series, the amount of any cash sinking fund payment may be subject to reduction as provided in Section 14.2. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

Section 14.2.	Satisfaction of Mandatory Sinking Fund Payments with Debt Securities.

In lieu of making all or any part of a mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option, at any time no more than sixteen months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Debt Securities of such series theretofore purchased or otherwise acquired by the Company, except Debt Securities of such series which have been redeemed through the application of mandatory sinking fund payments pursuant to the terms of the Debt Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Debt Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value, provided that such Debt Securities shall not have been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 14.3.	Redemption of Debt Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of such series pursuant to Section 14.2 and shall state the basis for such credit and that such Debt Securities have not previously been so credited and whether the Company intends to exercise its rights to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Debt Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit Debt Securities as provided in Section 14.2 and without the right to make any optional sinking fund payment with respect to such series at such time.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Debt Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Debt Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Debt Securities of any particular series shall, subject to the preceding paragraph, be applied by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Debt Securities of such series at the Redemption Price specified in such Debt Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or by the Company if the Company is acting as its own Paying Agent) to the redemption of Debt Securities shall be added to the next sinking fund payment received by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.4) for such series and, together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.4) on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities of such series shall be applied by the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at Maturity.

The Trustee shall select or cause to be selected the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 13.3 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 13.4. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 13.6.

On or before 10:00 a.m. (New York City time) on each sinking fund payment date, the Company shall pay to the Trustee (to the extent it is acting as a Paying Agent with respect to Dollars) or other Paying Agent appointed by the Company (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 12.4) in cash a sum equal to the principal and any interest accrued to the Redemption Date for Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

Neither the Trustee, any Paying Agent nor the Company shall redeem any Debt Securities of a series with sinking fund moneys or give any notice of redemption of Debt Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Debt Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Debt Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee or applicable Paying Agent (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee or such other Paying Agent as provided above (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Debt Securities of such series; provided, however, that in case such default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on or prior to the next sinking fund payment date for the Debt Securities of such series on which such moneys may be applied pursuant to the provisions of this Section.

ARTICLE XV.

DEFEASANCE

Section 15.1.	Applicability of Article.

Except as otherwise provided pursuant to Section 3.1, the provisions of this Article shall be applicable.

Section 15.2.	Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series (“legal defeasance option”) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in clauses (2) and (4) of Section 10.1 with respect to Debt Securities of any series (and, if so specified pursuant to Section 3.1, any other obligation of the Company or restrictive covenant added for the benefit of such series pursuant to Section 3.1), and any noncompliance with such terms, provisions or covenants shall not constitute a default or Event of Default with respect to the Debt Securities of that series (“covenant defeasance option”), at any time after the applicable conditions set forth below have been satisfied:

(1)       the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series, (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i), (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

(2)       such deposit shall not cause the Trustee with respect to the Debt Securities of that series to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act with respect to the Debt Securities of any series;

(3)       such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(4)       if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company’s exercise of its option under this Section would not cause such Debt Securities to be delisted;

(5)       no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 5.1(5) or Section 5.1(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.1(5) or Section 5.1(6) shall have occurred and be continuing on the 91st day after such date; and

(6)       if the Debt Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(7)       the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge.

Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 5.1(5) or Section 5.1(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.1(5) or Section 5.1(6) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated.

Notwithstanding the Company’s exercise of the covenant defeasance option, the Company may subsequently exercise the legal defeasance option.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee for such series of Debt Securities, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (B) the Company’s obligations with respect to the Debt Securities of such series under Sections 3.4, 3.5, 3.6, 12.3 and 15.3 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 15.3.	Deposited Moneys and U.S. Government Obligations to be Held in Trust.

All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 15.2 in respect of Debt Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Section 15.4.	Repayment to Company.

The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the same opinion provided pursuant to Section 15.2(1)), are not required for the payment of the principal of (and premium, if any) and interest on the Debt Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 15.2.

The provisions of the last paragraph of Section 12.4 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 15.2.

The Company shall pay and shall indemnify the Trustee for any series of Debt Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 15.2 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Company under this Section 15.4 shall be deemed to be an obligation of the Company under Section 6.7.

ARTICLE XVI.

CONVERSION

Section 16.1.	Applicability; Conversion Privilege.

Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, the provisions of this Article XVI shall be applicable to any Debt Securities that are convertible into Common Stock. If so provided pursuant to Section 3.1 with respect to the Debt Securities of any series, the Holder of a Debt Security of such series shall have the right, at such Holder’s option, to convert, in accordance with the terms of such series of Debt Securities and this Article XVI, all or any part (in a denomination of, unless otherwise specified pursuant to Section 3.1 with respect to Debt Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Debt Security into shares of Common Stock or, as to any Debt Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the

Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date).

Section 16.2.	Conversion Procedure; Conversion Price; Fractional Shares.

(a)       Each Debt Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in pursuant to Section 3.1 with respect to the Debt Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Debt Securities will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debt Security except as described in Section 16.9. The Company may, but shall not be required, in connection with any conversion of Debt Securities, issue a fraction of a share of Common Stock and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 16.3(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

(b)       Before any Holder of a Debt Security shall be entitled to convert the same into Common Stock, such Holder shall surrender such Debt Security duly endorsed to the Company or in blank at the office of the Conversion Agent or at such other place or places, if any, specified pursuant to Section 3.1 and shall give written notice to the Company at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Debt Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued; provided, however, that no Debt Security or portion thereof shall be accepted for conversion unless the principal amount of such Debt Security or such portion, when added to the principal amount of all other Debt Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Debt Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debt Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debt Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Debt Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Debt Security for conversion as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. In case any Debt Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debt

Securities so surrendered, without charge to such Holder (subject to the provisions of Section 16.8), a new Debt Security or Debt Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debt Security.

Section 16.3.	Adjustment of Conversion Price for Common Stock.

The Conversion Price with respect to any Debt Security which is convertible into Common Stock shall be adjusted from time to time as follows:

(1)       In case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, (i) pay a dividend in shares of its Common Stock to holders of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) make a distribution in shares of Common Stock to holders of Common Stock, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Debt Securities, upon conversion thereof into Common Stock immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Company which they would have owned or been entitled to receive upon or by reason of such event if such Debt Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 16.3(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 16.3(1), each Holder of Debt Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or distribution is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

(2)       In case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the

Conversion Price with respect to such Debt Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of securities which the aggregate offering price of the total number of shares of securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Common Stock) would purchase at such Current Market Price of the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

(3)       In the case the Company shall, at any time or from time to time while any of such Debt Securities are outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 16.3(1) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 16.3(2))), then in each such case the Conversion Price with respect to such Debt Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than 1.0); provided however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Debt Securities would otherwise be entitled to receive such rights upon conversion at any time of such Debt Securities into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this section as a dividend on the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(4)       The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 16.3(1), 16.3(2), and 16.3(3), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

(5)       In any case in which this Section 16.3 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 16.5) issuing to the Holder of any Debt Securities converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(6)       All calculations under this Section 16.3 shall be made to the nearest cent or one-hundredth of a share of security, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 16.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 16.3 shall be made successively whenever an event requiring such an adjustment occurs.

(7)       In the event that at any time, as a result of an adjustment made pursuant to this Section 16.3, the Holder of any Debt Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Debt Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debt Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (1) through (6) of this Section 16.3, and the provisions of Sections 16.1, 16.2 and 16.4 through 16.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

(8)       No adjustment shall be made pursuant to this Section: (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) subject to 16.3(5) hereof, with respect to any Debt Security that is converted prior to the time such adjustment otherwise would be made.

Section 16.4.	Consolidation or Merger of the Company.

In case of either (a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then the Conversion Price shall not be adjusted. If any of the events described in the preceding sentence shall occur, the Company shall execute with the Trustee a supplemental indenture to provide that each Debt Security then Outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Debt Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XVI (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 16.4. The provisions of this Section 16.4 shall apply similarly to successive consolidations, mergers, sales or conveyances.

Section 16.5.	Notice of Adjustment.

Whenever an adjustment in the Conversion Price with respect to a series of Debt Securities is required:

(1)       the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Debt Securities a certificate of the Treasurer or any Vice President of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct absent manifest error; and

(2)       a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given to the Holders of the Debt Securities of such series by the Company, or at the Company’s request by the Trustee in the name and at the expense of the Company, in the manner provided in Section 1.5. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 16.6.	Notice in Certain Events.

In case:

(1)       of a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

(2)       of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(3)       of any action triggering an adjustment of the Conversion Price pursuant to this Article XVI,

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent for the applicable Debt Securities, and shall cause to be given, to the Holders of record of the applicable Debt Securities in the manner provided in Section 1.5, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article XVI, or, if a record is not to be taken, the date as of which the holders of record or Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article XVI is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section.

Section 16.7.	Company to Reserve Stock; Registration; Listing.

(a)       The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Debt Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding Debt Securities into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debt Securities would be held by a single holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Debt Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Missouri, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Debt Securities.

(b)       If any shares of Common Stock which would be issuable upon conversion of Debt Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debt Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 16.8.	Taxes on Conversion.

The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debt Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Debt Securities which are not so converted in a name other than that in which the Debt Securities so converted were registered (in case of Debt Securities), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 16.9.	Conversion After Record Date.

If any Debt Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Debt Securities called for redemption on a Redemption Date between such record date and Interest Payment Date), the Holder of such Debt Securities at the close of business on such record date shall be entitled to receive the interest payable on such Debt Securities on such Interest Payment Date notwithstanding the conversion thereof. Debt Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment

Date to the opening of business on such Interest Payment Date shall (except in the case of Debt Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Debt Securities being surrendered for conversion. Except as provided in this Section 16.9, no adjustments in respect of payments of interest on Debt Securities surrendered for conversion or any dividends or distributions of interest on the Common Stock issued upon conversion shall be made upon the conversion of any Debt Securities.

Section 16.10.	Conversion of Debt Securities into Preferred Shares or other Securities.

Notwithstanding anything to the contrary in this Article XVI, the Company may issue Debt Securities that are convertible into Preferred Stock or other securities of the Company, including Preferred Shares convertible into Common Stock, in which case all terms and conditions relating to the conversion of Debt Securities into Preferred Shares or other securities, including any terms similar to those provided in Sections 16.1 through 16.12, shall be as provided in or pursuant to an appropriate Board Resolution or in any indenture supplemental hereto or as otherwise contemplated by Section 3.1.

Section 16.11.	Company Determination Final.

Any determination that the Company or the Board of Directors makes pursuant to this Article is final and conclusive.

Section 16.12.	Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be or any duty to determine the correctness of the provisions contained in any supplemental indenture entered into in accordance with the provisions of Section 16.4. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debt Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

ARTICLE XVII.

GUARANTEES

Section 17.1.	Applicability of Article.

Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, the provisions of this Article shall be applicable to each of the Guarantors for the Guarantee of Debt Securities, if the Debt Securities of or within a series are specified to be guaranteed.

Section 17.2.	Guarantee.

Each Guarantor of a particular series of Debt Securities hereby unconditionally guarantees (each such guarantee to be referred to herein as a “Guarantee”), jointly and severally with each other Guarantor of the Debt Securities of that series, if any, to each Holder of such

Debt Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, (i) the due and punctual payment of the principal (and premium, if any) and interest on such Debt Securities in accordance with the terms of the Debt Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and performance of all other monetary obligations of the Company to the Holders of such Debt Securities or the Trustee under this Indenture, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any such Debt Securities or any of such other obligations, the same shall be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

If the Company fails to make any payment when due of any amount so guaranteed with respect to the Debt Securities of any series for whatever reason, each Guarantor of such Debt Securities shall be obligated, jointly and severally with each other Guarantor, if any, to pay the same immediately. This is a guarantee of payment and not a guarantee of collection. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Debt Securities, this Indenture or any other Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of such Debt Securities or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest, notice and all demand whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Debt Securities of a series guaranteed by such Guarantee, in this Indenture and in this Article XVII. If any Holder of Debt Securities of a series guaranteed hereby or the Trustee is required by any court or otherwise to return to the Company or any Guarantor of such Debt Securities, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor of such Debt Securities to the Trustee or such Holder, this Article XVII, to the extent theretofore discharged with respect to any Guarantee of such Debt Securities, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Debt Securities of a series guaranteed hereby by such Guarantor in respect of any obligations guaranteed hereby by such Guarantee until payment in full of all such obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Debt Securities of a series guaranteed hereby by such Guarantor and the Trustee on the other hand, (i) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article V hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with any other Guarantor of the Debt Securities of such series, for the purpose of this Article XVII. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article V, the Trustee may make a demand for payment on the Debt Securities of a series guaranteed hereby under any Guarantee provided hereunder and not discharged.

Any Guarantor of Debt Securities of a series guaranteed hereby who makes payment on any such Debt Securities pursuant to the provisions of this Article XVII shall have the right to seek contribution from any non-paying Guarantors on such Debt Securities so long as the exercise of such right does not impair the rights of the Holders of such Debt Securities under any Guarantee provided hereunder.

Section 17.3.	Execution And Delivery Of Guarantee.

To evidence a Guarantee set forth in this Article XVII, the Guarantor hereby agrees that the Guarantee, substantially in the form of Exhibit A hereto, shall be executed on behalf of such Guarantor by the manual or facsimile signature of its Chairman of the Board, its President or one of its Vice Presidents and delivered to the Trustee in respect of each Debt Security authenticated and delivered by the Trustee that is guaranteed by such Guarantee, and that a supplemental indenture providing for such Guarantee shall be executed on behalf of such Guarantor by its Chairman of the Board, its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse the Guarantee notation on each such Debt Security. If an officer whose signature is on the supplemental indenture or on the Debt Securities guaranteed hereby no longer holds that office at the time the Trustee authenticates the Debt Security on which a notation of the Guarantee is endorsed, such Guarantee shall be valid nevertheless.

The delivery of any Debt Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Guarantee thereof.

Section 17.4.	Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Debt Securities of the applicable series, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article XVII shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XVII, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 17.5.	Guarantors May Consolidate, etc., on Certain Terms.

Except as provided in Section 17.6, no Guarantor of a series guaranteed by such Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

(a)       subject to Section 17.6 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Debt Securities of each series guaranteed by such Guarantor, this Indenture and such Guarantee on the terms set forth herein or therein; and

(b)       immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon such Debt Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon any of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee that are guaranteed by such Guarantee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any series of Debt Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 17.6.	Releases.

In the event of (a) the release or discharge of the guarantee of the Credit Agreement by a Guarantor, except a discharge or release by or as a result of payment under such guarantee, or (b) a sale or other disposition by the Company, by way of merger, consolidation or otherwise, of all of the capital stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Guarantee. In the event of such release pursuant to (a) or (b) above, such Guarantor shall promptly notify the Trustee in writing.

Any Guarantor not released from its obligations under a Guarantee shall remain liable for the full amount of principal of and interest on the Debt Securities guaranteed by such Guarantor and for the other obligations of any Guarantor under this Indenture as provided in this Article XVII.

ARTICLE XVIII.

SECURITY

Section 18.1.	Applicability of Article.

Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, the provisions of this Article shall be applicable if Debt Securities of or within a series are specified to be secured.

Section 18.2.	Security.

(a)       The Security Agreements shall secure (i) the due and punctual payment of the principal (and premium, if any) and interest on the Debt Securities of such series in accordance with the terms of the Debt Securities of such series and this Indenture when and as the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and performance of all other obligations of the Company to the Holders of Debt Securities under this Indenture and the Debt Securities of such series, according to the terms hereof or thereof and (ii) any Guarantee by a Guarantor of such series of Debt Securities (the “Obligations”).

(b)       The Company shall, and shall cause each of the Guarantors to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Holders of Debt Securities of such series, duly created, enforceable and perfected Liens upon the Collateral as contemplated by this Indenture and the Security Agreements, so as to render the same available for the security and benefit of this Indenture and of the Debt Securities of such series and Guarantees, according to the intent and purposes herein expressed, subject in each case to any express provisions of any Security Agreements.

Section 18.3.	Collateral Agent and Security Agreements.

(a)       Under the Security Agreements, the Company has appointed the Collateral Agent to act as Collateral Agent, and has further authorized the Collateral Agent to appoint co-Collateral Agents (the “Co-Collateral Agents”) and direct such Co-Collateral Agents in accordance with the terms of the Security Agreements. Each Holder of Debt Securities of any series, by its acceptance of such Debt Securities of such series, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, modified or waived from time to time in accordance with their terms and the terms of the Debt Securities of such series and this Indenture, and authorizes and directs the Trustee, the Collateral Agent and all Co-Collateral Agents to enter into the Security Agreements to which they are a party, to bind the Holders to the terms set forth in such Security Agreements and to perform and observe their respective obligations and exercise their respective rights thereunder in accordance therewith.

(b)       All of the rights, protections and privileges granted to the Trustee under Article VI and this Article shall inure to the benefit of the Collateral Agent acting under the Pledge Agreement and under all of the other Security Agreements, and shall inure also to the benefit of the Co-Collateral Agents acting under the Security Agreements. The Collateral Agent and the

Co-Collateral Agents are third-party beneficiaries hereof, and may enforce their rights herein as if they were parties hereto.

Section 18.4.	Recording, Opinions and Certificates.

The Company will comply with the provisions of TIA §§ 314(b), 314(c) and 314(d), except to the extent not required as set forth in any Commission regulation, interpretation or guidance (including any no-action or interpretive letter or guidance issued by the Staff of the Commission, whether issued to the Company or any other Person).

Section 18.5.	Release of Collateral.

(a)       Subject to subsections (b), (c) and (d) of this Section 18.5, Collateral may be released from the Lien and security interest created by the Security Agreements at any time or from time to time in accordance with the provisions of the Security Agreements or as provided herein. In addition, upon the request of the Company set forth in an Officers’ Certificate certifying that all conditions precedent hereunder have been met, at the sole cost and expense of the Company the Collateral Agent will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture. Upon receipt of such Officers’ Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Agreements.

(b)       As long as any Debt Securities remain Outstanding which are secured under the Security Agreements, no Collateral may be released from the Lien and security interest created by the Security Agreements unless the certificate required by this Section 18.5 has been delivered to the Collateral Agent; provided, that no such certificate shall be required in connection with any sale, transfer or other disposition of Collateral if such sale, transfer or other disposition is otherwise expressly permitted by the terms of any Security Agreement and such Security Agreement does not require delivery of such certificate and no instrument of release or other action of the Collateral Agent is required in connection with such release.

(c)       At any time when a default or Event of Default has occurred and is continuing and the maturity of the Debt Securities of any series has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreements will be effective as against the Holders of Debt Securities of such series.

(d)       The release of any Collateral from the terms of this Indenture and the Security Agreements will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements. To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreements, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by a Vice President of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care

Section 18.6.	Certificates of the Company.

The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Agreements:

(i)        all documents required by TIA §314(d); and

(ii)       an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

The Trustee may, to the extent permitted by Section 6.1 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel

Section 18.7.	Certificates of the Trustee.

In the event that the Company wishes to release Collateral in accordance with the Security Agreements and has delivered the certificates and documents required by the Security Agreements and Sections 18.5 and 18.6 hereof, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 18.6(ii) hereof, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 18.8.	Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Section 6.1 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Debt Securities of any series, direct, on behalf of the Holders of Debt Securities of such series, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)	enforce any of the terms of the Security Agreements; and
(2)	collect and receive any and all amounts payable in respect of the Obligations of the Company and each Guarantor hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Debt Securities of such series in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 18.9.	Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 18.10.	Termination of Security Interest.

Upon the payment in full of all Obligations of the Company under this Indenture and with respect to any series of Debt Securities secured hereby, or upon the defeasance or Discharge of any such series of Debt Securities pursuant to Article IV or XV, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents (subject to the satisfaction of any release of Lien provisions set forth in the Security Documents).

Section 18.11.	Counterparts; Signatures.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE XIX.

RULE 144A/REGULATION S OFFERINGS

Section 19.1.	Applicability of Article.

Except as otherwise specified pursuant to Section 3.1 for Debt Securities of any series, the provisions of this Article shall be applicable if Debt Securities of or within a series are specified to be issued pursuant to transactions not registered with the Commission.

Section 19.2.	Definitions.

The following definitions shall apply to this article:

“Additional Interest” means additional interest owed to the Holders of Debt Securities of a series pursuant to a Registration Rights Agreement.

“Additional Notes” means any Debt Securities issued under this Indenture and subject to this Article in addition to and of the same series as the Initial Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Initial Notes except that interest will accrue on the Additional Notes from their date of issuance.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit D.

“Certificated Note” means a Debt Security in registered individual form without interest coupons.

“Exchange Notes” means the Debt Securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes of such series that were initially issued in a transaction exempt from registration in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of Debt Securities of the applicable series to exchange outstanding Debt Securities for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Debt Securities that were initially issued in a transaction exempt from registration and any Debt Securities issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor or any Initial Additional Notes.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes of the applicable series by the Company.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” means Debt Securities to which this Article XIX applies.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Registration Rights Agreement” means any (i) registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Debt Securities of the applicable series to register such Debt Securities or exchange them for Debt Securities of such series registered under the Securities Act and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Debt Securities registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit C hereto.

“Restricted Legend” means the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (1) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME UNDER WHICH RESALES ARE EXEMPT FROM REGISTRATION UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE

REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit B hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring the Note referred to therein (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the following legend:

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

Section 19.3.	Operative Provisions.

(a)       (i) Except as otherwise provided in paragraph (b) and (d) below, each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend and each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend. (ii) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in paragraph (e) below. (iii) Initial Notes and Initial Additional Note offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes and Initial Additional Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes. (iv) Exchange Notes will be issued, subject to Section 3.4, in the form of one or more Global Notes.

(b)       If (i) the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (ii) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange for an Exchange Note pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the applicable Note and issue to the Holder thereof (or to its transferee) a new Debt Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(c)       By its acceptance of any Debt Security bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

(d)       The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this paragraph (d), the other applicable provisions of the Indenture and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(i) Subject to subparagraph (ii) of this paragraph (d), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Debt Security (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)

A	B	C
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)       No certification is required.

(2)       The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)       The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)       The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)       Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(ii)       No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) (x) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without compliance with any current information requirement; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause deliver an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or (y) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise, or which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(iii)      The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e)       (i) Each Initial Note or Initial Additional Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(ii)       An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(iii)      Notwithstanding subparagraph (ii) above, if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(iv)      Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

(f)        For so long as any of the Debt Securities remain outstanding and constitute “restricted securities” under Rule 144, the Company and the Guarantors, if any, will, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, furnish to the Holders of such Debt Securities and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if any.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

RALCORP HOLDINGS, INC.

By:	/s/ S. Monette
Name:	S. Monette
Title:	Corporate Vice President and Treasurer

Deutsche Bank Trust Company Americas, as Trustee

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

[Indenture signature page]

POST FOODS, LLC

BREMNER FOOD GROUP, INC.

FLAVOR HOUSE PRODUCTS, INC.

NUTCRACKER BRANDS, INC.

RH FINANCIAL CORPORATION

RIPON FOODS, INC.

SUGAR KAKE COOKIE, INC.

HERITAGE WAFERS, LLC

THE CARRIAGE HOUSE COMPANIES, INC.

RALCORP FROZEN BAKERY PRODUCTS, INC.

COMMUNITY SHOPS, INC.

THE BUN BASKET, INC.

LOFTHOUSE BAKERY PRODUCTS, INC.

MEDALLION FOODS, INC.

PARCO FOODS, L.L.C.

COTTAGE BAKERY, INC.

BLOOMFIELD BAKERS, A CALIFORNIA LIMITED PARTNERSHIP

LOVIN OVEN, LLC

HARVEST MANOR FARMS, LLC

By:	/s/ S. Monette
S. Monette, Treasurer

[Indenture signature page]

EXHIBIT A

[FORM OF GUARANTEE]

GUARANTEE

For value received, each Guarantor listed below (hereinafter referred to as the “Guarantor”, which term includes any successor person under the Indenture (the “Indenture”) referred to in the [title of Debt Securities] (the “Guaranteed Securities”) issued by Ralcorp Holdings, Inc. (the “Company”), has, jointly and severally, unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the Guaranteed Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, on the Guaranteed Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders of Guaranteed Securities or the Trustee all in accordance with the terms set forth in Article XVII of the Indenture and (ii) in case of any extension of time of payment or renewal of any Guaranteed Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

The obligations of the Guarantor to the Holders of Guaranteed Securities and to the Trustee pursuant to the Guarantee evidenced hereby and the Indenture are expressly set forth in Article XVII of the Indenture and reference is hereby made to such Indenture for the terms of such Guarantee. Each Holder of a Guaranteed Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee as attorney-in-fact of such Holder for such purpose.

No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any personal liability under the Guarantee evidenced hereby by reason of his or its status as such stockholder, officer, director or incorporator.

The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication of the Guaranteed Securities shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

[NAMES OF GUARANTORS]

By:	__________________________________

EXHIBIT B

Regulation S Certificate

_________, ____

[TRUSTEE]

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration

Re:	[Identify debt security]

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of [identify debt securities] (the “Notes”). We hereby certify as follows:
1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.
4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture relating to the Notes), or we are an officer or director of the Company or an Initial Purchaser (as defined in such Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.

This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture relating to the Notes for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

EXHIBIT C

Rule 144A Certificate

_________, ____

[TRUSTEE]

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration

Re:	[Identify debt securities] (the “Notes”)

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture relating to the Notes.
☐ B.	Our proposed exchange of $____ principal amount of Notes issued under such Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

EXHIBIT D

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	[TRUSTEE]

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re:	[identify debt securities] (the “Notes”)

Ladies and Gentlemen:

We are the beneficial owner of $____ principal amount of Notes issued under the Indenture referred to above and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).
☐ B.

We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:

Date: _________________

[FORM II]

Certificate of Beneficial Ownership

To:	[TRUSTEE] [ADDRESS OF TRUSTEE] Attention: Corporate Trust Administration
Re:	[identify debt securities] (the “Notes”)

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]
By:
Name:
Title:
Address:

Date: _________________

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of __________, 2009

Trust Indenture Act Section	Indenture Section

Section 310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8, 6.10
(c)	Not Applicable
Section 311 (a)	6.13
(b)	6.13
(c)	Not Applicable
Section 312 (a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
Section 313 (a)	7.3
(b)(1)	18.5(d)
(b)(2)	7.3
(c)	7.3
(d)	7.3
Section 314 (a)	7.4, 12.2
(b)	18.4
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	18.6
(e)	1.2
Section 315 (a)	6.1(a),
6.1(c)
(b)	6.2, 7.3(a)(7)
(c)	6.1(b)
(d)(1)	6.1(a)
(d)(2)	6.1(c)(2)
(d)(3)	6.1(c)(3)
(e)	5.14
Section 316 (a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8

(c)	8.1
Section 317 (a)(1)	5.3
(a)(2)	5.4
(b)	12.4
Section 318	1.6

_____________

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.